UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 14, 2026

IDEAL POWER INC.
(Exact name of registrant as specified in Charter)

Delaware	001-36216	14-1999058
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

5508 Highway 290 West, Suite 120
Austin, Texas, 78735
(Address of Principal Executive Offices)

512-264-1542
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	IPWR	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On May 14, 2026, Ideal Power Inc. (the “Company”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with certain investors (the “Investors”), relating to the offering of 3,220,961 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), and pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 2,070,044 shares of Common Stock (the “Offering”). The Pre-Funded Warrants have an exercise price of $0.001 per share, are immediately exercisable and expire when they are exercised in full. The gross proceeds to the Company from the Offering were approximately $30.0 million. The Offering closed on May 18, 2026.

The Offering was made pursuant to the Company’s registration statement on Form S-3 (File No. 333-292492) that was filed with the Securities and Exchange Commission (the “Commission”) on December 30, 2025 and declared effective by the Commission on January 9, 2026. A prospectus supplement was filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 (the “Securities Act”) on May 18, 2026. The Securities Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing and indemnification obligations of the Company.

The Company engaged Titan Partners Group LLC, a division of American Capital Partners, LLC (“Titan”), to act as placement agent in the Offering. As compensation for such placement agent services, the Company has agreed to pay Titan an aggregate cash fee equal to 7.0% of the gross proceeds received by the Company from the Offering and $75,000 for Titan’s fees and expenses.

The Company has agreed that it will not, without the prior consent of Titan and the Investors, directly or indirectly sell, offer, contract or grant any option to sell, pledge, transfer, or otherwise dispose of or enter into any transaction which may result in the disposition of any shares of Common Stock or securities convertible into, exchangeable or exercisable for any shares of Common Stock (excluding the exercise of certain warrants and or options currently outstanding and exercisable) for a period of 45 days after the closing of the Offering, subject to certain exceptions.

In addition, each of the Company’s directors and executive officers have entered into lock-up agreements pursuant to which each of them has agreed not to, for a period of forty-five (45) days from the closing of the Offering, offer, sell, contract to sell, hypothecate, pledge or otherwise dispose of the Company’s securities, subject to certain exceptions.

The foregoing descriptions of the Pre-Funded Warrants and the Securities Purchase Agreement do not purport to be complete and are subject to, and are qualified in their entirety by, the full text of such documents, copies of which are attached as Exhibit 4.1 and Exhibit 10.1 to this Current Report on Form 8-K and are incorporated herein by reference.

The legal opinion and consent of Perkins Coie LLP relating to the issuance and sale of the securities in the Offering are attached as Exhibit 5.1 to this Current Report on Form 8-K.

Item 8.01.	Other Events.

On May 14, 2026 and May 18, 2026, the Company issued press releases announcing the pricing and closing of the Offering, respectively. Copies of the press releases are filed as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Pre-Funded Warrant.
5.1	Opinion of Perkins Coie LLP.
10.1	Form of Securities Purchase Agreement, dated May 14, 2026, between Ideal Power Inc. and the Investors.
23.1	Consent of Perkins Coie LLP (included in Exhibit 5.1).
99.1	Press Release, dated May 14, 2026, regarding pricing of the Offering.
99.2	Press Release, dated May 18, 2026, regarding closing of the Offering.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDEAL POWER INC.

Dated: May 18, 2026	By:	/s/ Timothy Burns
Timothy Burns
Chief Financial Officer